UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Osprey Bitcoin Trust

(Exact name of registrant as specified in its charter)

Delaware	001-43024	37-6695894
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

777 Brickell Avenue

Suite 500

Miami, FL 33131

(Address of principal executive offices) (Zip Code)

(914) 214-4697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2025, Osprey Funds, LLC, the sponsor (the “Sponsor”) of Osprey Bitcoin Trust (the “Trust”), and CSC Delaware Trust Company, the trustee (the “Trustee”) of the Trust, entered into the Third Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 18, 2025 ( the “Third Amended and Restated Trust Agreement”) to, among other things, revise, clarify and supplement (collectively, the “revisions”) provisions of the Trust Agreement to effectuate the conversion of the Trust into an exchange-traded product and the listing of the Trust’s units representing fractional undivided beneficial interests (the “Shares”) in its net assets on Nasdaq Stock Market LLC. The revisions include, but are not limited to: (1) providing that the Trust’s ordinary recurring expense will be the management fee that is accrued daily by applying a 0.49% annualized rate to the Trust’s net asset value and paid monthly in arrears to the Sponsor and, as partial consideration for its receipt of the management fee, the Sponsor will bear the routine operational, administrative and other ordinary fees and expenses of the Trust, including the fees of the Trustee, Trust Administrator, Fund Accountant, Transfer Agent, and Custodians, Listing Exchange fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses; and (2) establishing the issuance and redemption of Shares only in blocks of 10,000 or integral multiples thereof (each, a “Basket”), based on the quantity of Bitcoin attributable to each Share (net of accrued but unpaid renumeration due to the Sponsor and any accrued but unpaid expenses or liabilities) to authorized participants in exchange for the delivery of Bitcoin or cash.

The foregoing description is a summary, does not purport to be a complete description of the Third Amended and Restated Trust Agreement, and is subject to, and qualified entirely by reference to, the full text of the Third Amended and Restated Trust Agreement, which is filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
1.01	Third Amended and Restated Declaration of Trust and Trust Agreement of Osprey Bitcoin Trust, dated as of December 18, 2025, by and among Osprey Funds, LLC, CSC Delaware Trust Company and the Shareholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 23, 2025

Osprey Funds, LLC, as Sponsor of Osprey Bitcoin Trust

By:	/s/ Gregory D. King
Name:	Gregory D. King
Title:	Chief Executive Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Osprey Funds, LLC, the Sponsor of the Registrant.